EXHIBIT 4.1

SPECIMEN

CERTIFICATE NO.	CERTIFICATE EVIDENCING COMMON UNITS REPRESENTING LIMITED PARTNERSHIP INTERESTS IN INERGY HOLDINGS, L.P.	COMMON UNITS

In accordance with Section 4.1 of the Agreement of Limited Partnership of Inergy Holdings, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Inergy Holdings, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that the holder (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and delivered to the Partnership for registration or transfer. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Inergy Holdings, L.P.

	By:	Inergy Holdings GP, LLC, its General Partner

By:
President

By:
Secretary

Countersigned and Registered by:

TRANSFER AGENT AND REGISTRAR

By:
Authorized Signature

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT- TEN
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of	(Cust)	(Minor)
		survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS

IN

INERGY HOLDINGS, L.P.

FOR VALUE RECEIVED,                                          hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

                         Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                  as its attorney-in-fact with full power of substitution to transfer the same on the books of Inergy Holdings, L.P.

Date:	NOTE: The signature to any endorsement
hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,	(Signature)
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17d-15.	(Signature)
SIGNATURE(S) GUARANTEED

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.